 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-281084
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 29, 2024)
789,549,465 Shares of Common Stock
900,000 Shares of Convertible Perpetual Preferred Stock
197,109,065 Warrants to Purchase Shares of Common Stock
261,010,074 Shares Issuable Upon Exercise of Company Warrants

This prospectus supplement relates to the resale by the selling securityholders identified in this prospectus supplement (the “selling securityholders”) of (i) 789,549,465 shares of common stock, par value $0.00001 per share (“common stock”), of QXO, Inc. (“QXO” or the “Company”), which include (A) 395,331,333 shares of common stock outstanding, (B) 197,109,067 shares of common stock issuable upon conversion of shares of Preferred Stock (as defined below) and (C) 197,109,065 shares of common stock issuable upon the exercise of Warrants (as defined below), (ii) 900,000 shares of Convertible Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”) and (iii) 197,109,065 warrants to purchase shares of common stock (the “Warrants”). The securities being offered were issued and sold to the selling securityholders in private placements to certain institutional and accredited investors (the “Private Placements”), pursuant to (i) an amended and restated investment agreement, dated April 14, 2024, among QXO, Jacobs Private Equity II, LLC (“JPE”) and other investors party thereto (the “Investment Agreement”) and (ii) purchase agreements, dated June 13, 2024 and July 22, 2024, between QXO and certain selling securityholders (collectively, the “Purchase Agreements”). We will not receive any proceeds from the sale of the securities offered by this prospectus supplement.
The selling securityholders may sell the securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information about how the selling securityholders may sell or otherwise dispose of their securities hereunder.
The selling securityholders may sell any, all or none of the securities offered by this prospectus supplement and we do not know when or in what amounts the selling securityholders may sell their securities hereunder.
In addition, this prospectus supplement relates to the issuance by us of up to an aggregate of 261,010,074 shares of common stock, which consists of (i) 219,010,074 shares of common stock that are issuable upon the exercise of 219,010,074 Warrants originally issued in the Private Placement in connection with the Investment Agreement and (ii) 42,000,000 shares of common stock that are issuable upon the exercise of 42,000,000 pre-funded warrants to purchase common stock (the “Pre-Funded Warrants” and, together with the Warrants, the “Company Warrants”) originally issued in the Private Placement in connection with the Purchase Agreements. We will receive the proceeds from any exercise of any Warrants or Pre-Funded Warrants for cash.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “QXO.” On July 26, 2024, the last reported sale price of our common stock on Nasdaq was $78.69 per share. Since June 13, 2024, when we first sold common stock pursuant to the Purchase Agreements at a price of $9.14 per share, the last reported sale price of our common stock has been highly volatile, ranging from $41.74 to $205.40, in each case substantially higher than the price at which we sold common stock pursuant to the Purchase Agreements on June 13, 2024 and July 22, 2024. While the market prices of our common stock may respond to developments regarding our liquidity, operating performance and prospects, and developments regarding our industry, we believe that current market prices also reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you that investing in our common stock is subject to a high degree of risk. See “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock — The market price of our common stock may be highly volatile, and you could lose all or a substantial portion of your investment.” The Preferred Stock and the Company Warrants are not currently listed on any national stock exchange or nationally recognized trading system.
See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated July 29, 2024.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We and the selling securityholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We and the selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. For investors outside the United States, we and the selling securityholders have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our securities.
In this prospectus supplement, the terms “QXO,” the “Company,” “we,” “us” and “our” refer to QXO, Inc. (f/k/a SilverSun Technologies, Inc.), unless the context requires otherwise.

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WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.qxo.com/investors. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus supplement and accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 14, 2024);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (filed on May 7, 2024);

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our Current Reports on Form 8-K filed on March 15, 2024, April 15, 2024, May 28, 2024, May 30, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 5, 2024, June 6, 2024, June 14, 2024, June 14, 2024, July 5, 2024, July 18, 2024 and July 22, 2024; and

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the description of the Company’s common stock contained in the Company’s Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should not assume that the information in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or

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supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
QXO, Inc.
Attention: Chief Legal Officer
Five American Lane
Greenwich, CT 06831
Telephone: (888) 998-6000
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:
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risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;

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risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

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risks associated with raising additional equity or debt capital from public or private markets to pursue the Company’s business plan following the closing of the Private Placements, including potentially one or more additional private placements of common stock, and the effects that raising such capital may have on the Company and its business, including the risk of substantial dilution or that the Company’s common stock may experience a substantial decline in trading price;

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the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

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the effect that the consummation of the Private Placements have had or may have on the Company and its current or future business or on the price of the Company’s common stock;

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the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

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the possibility that the Company’s outstanding warrants and preferred stock may or may not be converted or exercised, and the economic impact on the Company and the holders of common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;

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uncertainties regarding the Company’s focus, strategic plans and other management actions;

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the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

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the possibility that the concentration of ownership by Mr. Jacobs may have the effect of delaying or preventing a change in control of the Company and might affect the market price of shares of the common stock of the Company;

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the risk that Mr. Jacobs’ past performance may not be representative of future results;

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the risk that the Company is unable to attract and retain world-class talent;

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the risk that the failure to consummate any acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

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risks that the Company may not be able to enter into agreements with acquisition targets on attractive terms, or at all, that agreed acquisitions may not be consummated, or, if consummated, that the anticipated benefits thereof may not be realized and that the Company encounter difficulties in integrating and operating such acquired companies, or that matters related to an acquired business (including operating results or liabilities or contingencies) may have a negative effect on the Company or its securities or ability to implement its business strategy, including that any such transaction may be dilutive or have other negative consequences to the Company and its value or the trading prices of its securities;

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risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

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the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

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the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or seasonality or dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

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the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

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risks associated with potential litigation related to the transactions contemplated by the Investment Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

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uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

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other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

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SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section, the “Description of Capital Stock” section and the financial statements and related notes included or incorporated by reference into this prospectus supplement.
Our Company
QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The Company provides consulting and professional services, specialized programming, training and technical support. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. Additionally, QXO develops and publishes its own proprietary software.
QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The Company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth.
Corporate Information
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (888) 998-6000. Our website is www.qxo.com. The information on our website is not incorporated by reference into this prospectus supplement and accompanying prospectus (except for SEC reports that are expressly incorporated by reference herein).
Private Placements
On December 3, 2023, we entered into an Investment Agreement (as amended, the “Investment Agreement”) with JPE and other investors party thereto, pursuant to which we issued and sold (i) an aggregate of 1,000,000 shares of Preferred Stock, which are initially convertible into an aggregate of 219,010,074 shares of common stock at an initial conversion price of $4.566 per share, and (ii) Warrants initially exercisable for an aggregate of 219,010,074 shares of common stock, at an exercise price of $4.566 per share with respect to 50% of such Warrants, $6.849 per share with respect to 25% of such Warrants, and $13.698 per share with respect to the remaining 25% of such Warrants. Each share of Preferred Stock has an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000. The Preferred Stock is convertible at any time, in whole or in part, at the option of the holder thereof into a number of shares of the Company’s common stock equal to the then-applicable liquidation preference divided by the then-applicable conversion price, which, as of the date of this prospectus supplement, is $4.566 per share of the Company’s common stock. The Warrants are exercisable at the option of the holder at any time until June 6, 2034. The closing of the issuance and sale of these securities was consummated on June 6, 2024. We received gross proceeds of approximately $1 billion from the sale of securities in connection with this transaction, before deducting offering expenses.
On June 13, 2024, we entered into Purchase Agreements with certain selling securityholders, pursuant to which we issued and sold an aggregate of 340,932,212 shares of our common stock at a price of $9.14 per share, and 42,000,000 Pre-Funded Warrants to purchase 42,000,000 shares of our common stock at a price of $9.13999 per Pre-Funded Warrant, in a private placement. Each Pre-Funded Warrant has an exercise price of $0.00001 per share, is exercisable immediately and is exercisable until the Pre-Funded Warrant is exercised in full. The closing of the issuance and sale of these securities was consummated on July 19, 2024. We received gross proceeds of approximately $3.5 billion from the sale of securities in this private placement, before deducting placement agent fees and offering expenses.
On July 22, 2024, we entered into additional Purchase Agreements with certain selling securityholders, pursuant to which we issued and sold an aggregate of 67,833,699 shares of our common stock at a price of $9.14 per share in a private placement. The closing of the issuance and sale of these securities was consummated on July 25, 2024. The sale of securities in this private placement generated gross proceeds of approximately $620 million, before deducting placement agent fees and offering expenses.
For a detailed description of the securities issued pursuant to Investment Agreement and the Purchase Agreements with the selling securityholders, see “Description of Capital Stock” in the accompanying prospectus. We filed this prospectus supplement to fulfill our contractual obligations under the Purchase Agreements with the selling securityholders to provide for the resale by the selling securityholders of the common stock offered hereby.

THE OFFERING
Issuer
QXO, Inc.
Securities offered by the selling securityholders
789,549,465 shares of common stock, including 395,331,333 shares of common stock outstanding, 197,109,067 shares of common stock issuable upon conversion of the Preferred Stock and 197,109,065 shares of common stock issuable upon exercise of the Warrants.
900,000 shares of Preferred Stock.
197,109,065 Warrants.
Shares of common stock offered by us
261,010,074 shares of common stock issuable upon exercise of Warrants and Pre-Funded Warrants.
Shares of common stock outstanding prior to exercise of all Company Warrants and conversion of the Preferred Stock
409,430,195 shares of common stock.
Shares of common stock outstanding assuming exercise of all Company Warrants and conversion of the Preferred Stock
889,450,343 shares of common stock (assuming cash exercise of all Warrants and Pre-Funded Warrants).
Use of proceeds
We will not receive any proceeds from the sale of securities by the selling securityholders.
We will receive up to an aggregate of approximately $1,625.0 million from the exercise of the Company Warrants, assuming the exercise in full of all of the Company Warrants for cash. We expect to use the net proceeds from the exercise of the Company Warrants for general corporate purposes. See “Use of Proceeds.”
Trading Market
Our common stock is listed on Nasdaq under the symbol “QXO.” The Preferred Stock and the Company Warrants are not currently listed on any national stock exchange or nationally recognized trading system.
Risk factors
Investing in our securities involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS
Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should carefully consider the following risks, uncertainties and assumptions, as updated by subsequent filings we make with the SEC, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. See “Incorporation by Reference.” You should carefully consider these risks, as well as the additional risks described in other documents we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may from time to time amend, supplement or supersede the risks and uncertainties we disclose. The risks and uncertainties described herein are not exhaustive, and additional factors could adversely affect our business and financial performance. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Risks Related to this Offering and Ownership of Our Common Stock
The market price of our common stock may be highly volatile, and you could lose all or a substantial portion of your investment.
The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. Our common stock has a concentrated ownership among our significant stockholders and, as a result, our common stock may be less liquid and have greater stock price volatility than the common stock of companies with broader public ownership.
Since June 13, 2024, when we first sold common stock pursuant to the Purchase Agreements at a price of $9.14 per share, the last reported sale price of our common stock has been highly volatile, ranging from $41.74 to $205.40, in each case substantially higher than the price at which we sold common stock pursuant to the Purchase Agreements on June 13, 2024 and July 22, 2024. While the market prices of our common stock may respond to developments regarding our liquidity, operating performance and prospects, and developments regarding our industry, we believe that current market prices also reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you that investing in our common stock is subject to a high degree of risk.
Our stock price could continue to be subject to wide fluctuations in response to a variety of other factors, which include:
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whether we achieve our anticipated corporate objectives;

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changes in financial or operational estimates or projections;

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termination of lock-up agreements or other restrictions on the ability of our stockholders and other security holders to sell our securities; and

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general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the affected companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. This volatility may prevent you from being able to sell your shares of common stock at or above the price you paid for them.
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to decline significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.
Sales of our common stock by current stockholders may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, and make it more difficult for you to sell shares of our common stock. We have filed a registration statement of which this prospectus supplement forms a part registering 789,549,465 shares of common stock held by, or issuable upon conversion or exercise of securities held by, stockholders party to certain agreements with the Company providing them with registration rights. Substantial sales of securities by these stockholders, or the perception that substantial sales will be made in the public market, could have a material adverse effect on the market price for our common stock.
In addition, pursuant to the Company’s registration rights agreement with JPE and certain other investors party thereto, JPE has certain demand registration rights that may require us to conduct underwritten offerings of shares following the expiration or waiver of a 180-day lockup entered into with the placement agents for the private placements. See “Plan of Distribution.” Any shares of common stock sold in these offerings will be freely tradable. JPE has informed the Company that it does not presently intend to sell or otherwise dispose of the Company’s securities it holds following the expiration of the lockup. In the event such registration rights are exercised and a large number of shares of common stock is sold, such sales could reduce the trading price of our common stock. These sales also could impede our ability to raise future capital.
An active, liquid trading market for our common stock may not develop or, if developed, may not be sustained.
There has been limited trading volume of our common stock since we began trading on Nasdaq. An active, liquid trading market for our common stock may not develop or be sustained. The lack of an active market may reduce the market price of our common stock, and you may not be able to sell your shares at an attractive price, or at all. An inactive market may also impair our ability to raise capital by selling shares of our common stock in the future and may impair our ability to enter into strategic collaborations or acquire companies by using our shares of common stock as consideration.
A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply could lead to extreme price volatility in shares of our common stock.
Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common stock may be traded by short sellers, which may increase the likelihood that our common stock will be the target of a short squeeze. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Investors that purchase in anticipation of a short squeeze that is never realized may also lose a significant portion of their investment.
There is no public market for the Warrants or Preferred Stock.
There is no established public trading market for the Warrants or Preferred Stock being offered, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Preferred Stock on any national stock exchange or nationally recognized trading system. There can be no assurance that the market value of the Warrants, if any, will equal or exceed their exercise prices, and consequently, whether it will ever be profitable for holders of Warrants to exercise such Warrants.
Holders of Warrants will have no rights as common stockholders until such holders acquire shares of our common stock upon exercise of their Warrants.
The Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Until holders of the Warrants acquire shares of our common stock upon exercise thereof, holders of such Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common stock and our trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no or too few securities or industry analysts commence coverage of our Company, the trading price for our common stock would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade us or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price of our common stock and trading volume to decline.
We do not intend to pay dividends on our common stock in the foreseeable future. As a result, your ability to achieve a return on your investment will depend on appreciation in the market price of our common stock.
Although we have previously declared and paid cash dividends on our common stock, we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must for the foreseeable future rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
Raising additional equity capital from public or private markets to pursue our business plan may cause our existing holders of common stock to experience substantial dilution or their shares to have a significant decline in trading price.
We may raise additional equity capital from public or private markets to pursue our business plan for acquisitions. Any future significant issuances of common stock could result in dilution to our existing holders of common stock. Moreover, any significant issuances of common stock or securities convertible into, or exercisable or exchangeable for, our common stock could result in a substantial decline in the trading price of our common stock. In particular, in June and July 2024, we did, and in the future, we may, issue additional shares of common stock at a significant discount from the current trading price of our common stock. As a result, our common stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such a discount. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of our common stock.
If we are unable to arrange additional future financing on acceptable terms, our ability to pursue potential acquisition opportunities or fund our working capital needs could be limited.
We intend to finance acquisitions in part through additional equity and debt financings. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on relatively short notice to benefit fully from attractive acquisition opportunities. In addition, the Company will need to fund its ongoing working capital, capital expenditures and other financing requirements through cash flows from operations and new sources of financing. The sale of additional shares of any class of equity will be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our stockholders. The sale of additional equity securities could also result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Such inability to obtain additional financing when needed could have a material adverse effect on our business, results of operations, cash flow, financial condition and prospects.

New investors in future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders.
We expect that significant additional capital may be needed in the future to support our business growth. To the extent we raise additional capital by issuing common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in substantial dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock.
The selling securityholders purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.
Pursuant to private placements, the selling securityholders acquired shares of our common stock at a purchase price of $9.14 per share and Pre-Funded Warrants to purchase shares of our common stock at a purchase price of $9.13999 per Pre-Funded Warrant. Furthermore, certain of the selling securityholders purchased Preferred Stock that is convertible into shares of our common stock at an initial conversion price of $4.566. Because the current market price of our common stock as of the date of this prospectus supplement is higher than the effective purchase price such selling securityholders paid for their securities, there may be a higher likelihood that such selling securityholders will sell their shares in the near term. Public investors who purchased our common stock on Nasdaq may not experience a similar rate of return due to differences in the purchase prices they have paid and the purchase prices paid by such selling securityholders.
The concentration of ownership by Mr. Jacobs and director designation rights may have the effect of delaying or preventing a change in control of the Company and could affect the market price of shares of our common stock.
Our Chairman and Chief Executive Officer, Brad Jacobs, beneficially owns or controls approximately 31.4% of the voting power of our capital stock (including the voting power attributable to our preferred stock). This concentration of ownership and voting power allows Mr. Jacobs to exert significant influence over our decisions, including matters requiring approval by our stockholders (such as, subject to certain limitations, the election of directors and the approval of mergers or other extraordinary transactions), regardless of whether or not other stockholders believe that the transaction is in their own best interests.
In addition, under our Fifth Amended and Restated Certificate of Incorporation (the “Charter”), JPE, which is controlled by Mr. Jacobs, is currently entitled to designate a majority of persons to the board of directors of the Company (the “Board”) in connection with each meeting of stockholders at which directors are to be elected because the Investors (as defined below) beneficially own or control approximately 49.2% of the voting power of our capital stock when calculated on a fully-diluted, as-converted basis, assuming the exercise of the Company Warrants. JPE currently holds 900,000 shares of Preferred Stock and 197,109,065 Warrants, which may be converted or exchanged into an aggregate of 394,218,132 shares of common stock. So long as the investors (the “Investors”) party to the Investment Agreement collectively own or control (together with their affiliates) Preferred Stock, shares of common stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 45% of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis, JPE will continue to be entitled to designate a majority of persons to our Board. JPE’s right to designate persons to the Board will generally decrease proportionally together with a decrease in the Investors’ ownership or control (together with affiliates) of Preferred Stock, shares of common stock or other voting securities, or Warrants exercisable for such securities, calculated on a fully-diluted, as-converted basis. Accordingly, Mr. Jacobs may be able to exercise significant influence over our business policies and affairs.
Such concentration of voting power and designation rights could also have the effect of delaying, deterring or precluding a change of control or other business combination that might otherwise be beneficial to our stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

Anti-takeover provisions contained in our Charter and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our Charter and amended and restated bylaws contain, and the General Corporation Law of the State of Delaware (the “DGCL”) contains, provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions will provide for the following:
•
the right of JPE to designate a majority of our Board;

•
the ability of our remaining directors to fill vacancies on our Board;

•
limitations on stockholders’ ability to call a special stockholder meeting or act by written consent;

•
rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

•
the right of our Board to issue preferred stock without stockholder approval; and

•
the limitation of liability of, and provision of indemnification to, our directors and officers.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.
In addition, we are subject to Section 203 of the DGCL, which could have the effect of delaying or preventing a change of control that you may favor. Section 203 provides that, subject to limited exceptions, persons that acquire, or are affiliated with persons that acquire, more than 15% of the outstanding voting stock of a Delaware corporation may not engage in a business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or any of its affiliates becomes the holder of more than 15% of the corporation’s outstanding voting stock.
Any provision of our Charter, our amended and restated bylaws, or the DGCL that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.
Our Charter provides that certain courts in the State of Delaware or the federal district courts of the United States for certain types of lawsuits is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of the DGCL or of our Charter or our amended and restated bylaws (as either may be amended and/or restated from time to time), (iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as defined under the DGCL. The exclusive forum provision provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or such other federal securities laws.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of our Charter described above. Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, other employees or stockholders, which may discourage such lawsuits against us and our directors, officers, other employees or stockholders. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings. If a court were to find the exclusive choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.
Risks Related to Our Management
We are highly dependent on the continued leadership of Brad Jacobs as Chairman and Chief Executive Officer. The possibility of the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations.
We are highly dependent on the leadership of Brad Jacobs as Chairman and Chief Executive Officer and we have benefited substantially from his leadership and performance. Our ability to successfully implement our business strategy depends to a significant extent on the continued service and performance of Mr. Jacobs. The loss of Mr. Jacobs’ services could impair our ability to execute our business plan and could, therefore, have a material adverse effect on our business, financial condition and results of operations.
The past performance by Brad Jacobs or our management team may not be indicative of future performance or results.
Past performance by Brad Jacobs or our management team, including transactions in which they have participated and businesses with which they have been associated, may not be representative of our future performance or the returns the Company will generate going forward. Our financial condition and results of operations may be influenced by numerous factors, some of which are beyond our control. You should not rely on the historical record of Mr. Jacobs or our management team as indicative of the future performance of an investment of our Company.
Our success depends upon the retention of our senior management as well as our ability to attract and retain key talent.
Our continued success depends, in part, on the efforts and abilities of our senior management team and other key employees. While certain of our executive officers and key employees are subject to long-term compensatory arrangements, there can be no assurance that we will be able to retain all key members of our senior management. Difficulties in hiring or retaining key executive or other employee talent, or the unexpected loss of experienced employees, could have an adverse impact on our business, financial condition or results of operations.
Risks Related to Acquisitions
The failure to consummate acquisitions expeditiously, or at all, could have a material adverse effect on our business prospects, financial condition, results of operations or the price of our common stock.
Acquisitions are an important component of our business strategy, as we intend to launch a company focused on building products distribution, but currently do not have any operations in this sector. Acquisition opportunities are likely to arise from time to time, and any such acquisition could be significant. The evaluation of each specific acquisition target business and the negotiation, drafting and execution of relevant transaction agreements and other ancillary documents, disclosure documents and other instruments, requires substantial management time and attention, as well as costs related to fees payable to counsel, accountants and other third parties. Our ability to consummate an acquisition is dependent on a number of factors and conditions that require time, attention and collaboration across multiple parties, including receipt of all necessary regulatory approvals of the contemplated transaction.

Certain acquisition opportunities may not result in the consummation of a transaction. When an identified transaction is not consummated, we are not able to recover the cost spent pursuing such transaction, which reduces the amount of capital available for other identified targets. Failure to complete an acquisition could adversely affect our business as we could be required to pay a termination fee under certain circumstances or be subject to litigation, and our stock price may also suffer as the failure to consummate such an acquisition may result in negative perception in the investment community. Additionally, we may not be able to identify or execute alternative arrangements on favorable terms, if at all. If we fail to consummate and integrate our acquisitions in a timely and cost-effective manner, our business, financial condition and results of operations could be adversely affected.
We may not be able to successfully integrate the businesses that we acquire and fail to realize the anticipated benefits and our business could be negatively affected from unexpected or contingent liabilities.
We may not be able to successfully integrate operations that we acquire, including their personnel, financial systems, distribution or operating procedures. The integration process may entail significant costs and delays. The integration of operations and personnel may place a significant burden on management and other internal resources. The attention of our management may be directed towards integration considerations and may be diverted from our day-to-day operations, and matters related to the integration may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to us and our business. Our failure to integrate the operations of companies successfully could adversely affect our business, financial condition, results of operations and prospects. In addition, we may fail to identify material problems or liabilities during due diligence review of acquisition targets prior to acquisition, and acquire entities with unknown or contingent liabilities, costs and problems. As a result, any acquisitions may not provide the anticipated benefits and our business, financial condition and results of operations could be adversely affected.
We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.
Our acquisition strategy is focused on the acquisition of businesses in the building products distribution industry. In pursuing such acquisitions, we may face competition from other potential purchasers. Although the pool of potential purchasers for such businesses is typically small, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be achievable. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.
Risks Related to Our Industry
Our industry is highly fragmented and competitive. If we are unable to compete effectively, our net sales and operating results may be reduced.
The building products distribution industry is highly fragmented and competitive, and the barriers to entry for local competitors are relatively low. Competitive factors in our industry include pricing, availability of products, service, delivery capabilities, customer relationships, geographic coverage, and breadth of product offerings. Also, financial stability is important to suppliers and customers in choosing distributors for their products, and it affects the favorability of the terms on which we would be able to obtain our products from suppliers and sell products to our customers.
Some of our competitors may be part of larger companies, and, therefore, may have access to greater financial and other resources than those to which we have access. We may not be able to maintain our costs at a level sufficiently low for us to compete effectively. If we are unable to compete effectively, any future net sales and net income may be reduced.

Our industry is highly cyclical, and prolonged periods of weak demand or excess supply may reduce our net sales and/or margins, which may cause us to incur losses or reduce our net income.
The building products distribution industry is subject to cyclical market pressures and market prices of building products historically have been volatile and cyclical. Prices of building products are determined by overall supply and demand in the market and we have limited ability to control the timing and amount of pricing changes. Demand for building products is driven mainly by factors outside of our control, such as general economic and political conditions, interest rates, availability of mortgage financing, inflation, the construction, repair and remodeling markets, industrial markets, housing supply, weather conditions, commodity prices and population growth. The supply of building products fluctuates based on available manufacturing capacity, and excess capacity in the industry can result in significant declines in market prices for those products. To the extent that prices and volumes experience a sustained or sharp decline, any future net sales and margins likely would decline as well. If we have meaningful fixed costs, a decrease in sales and margin generally would have a significant adverse impact on our financial condition, operating results, and cash flows.
Regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry.
The state of relationships between other countries and the United States with respect to trade policies, government relations and tariffs may impact our business. The U.S. government has and continues to make significant changes in U.S. trade policy and has taken certain actions that could negatively impact U.S. trade, including imposing tariffs on certain goods imported into the United States. There is concern that the imposition of tariffs by the United States could result in the adoption of tariffs or retaliatory measures by other countries, leading to a global trade war. Such tariffs or sanctions could raise the cost and reduce the supply of building materials and components. Our success in recently entered markets or those we may choose to enter in the future depends substantially on our ability to source local materials on terms that are favorable to us. In the event of a global trade war or regional dispute, local suppliers may choose to allocate their resources to local players in their markets and provide us with less favorable terms. Building products shortages and price increases for building products could cause distribution delays and increase our costs, which in turn could reduce our competitiveness and impact our ability to do business with certain counterparties.
General geopolitical instability and the responses to it, such as the possibility of sanctions, trade restrictions and changes in tariffs, including tariffs imposed by the United States and China, and the possibility of additional tariffs or other trade restrictions between the United States and other countries where we currently or might in the future distribute or sell products, could adversely impact our business. If we fail to anticipate and manage any of these dynamics successfully, our business, financial condition and results of operations could be adversely affected.
General Risks
We may be subject to periodic litigation, regulatory proceedings and enforcement actions, which may adversely affect our business and financial performance.
From time to time, we are involved in lawsuits, regulatory proceedings and enforcement actions, brought or threatened against us in the ordinary course of business. Our business is subject to the risk of claims involving current and former employees, affiliates, suppliers, competitors, stockholders, government regulatory agencies or others through private actions, class actions, whistleblower claims, administrative proceedings, antitrust enforcement, regulatory actions or other proceedings.
Due to the inherent uncertainties of litigation, it is often difficult to accurately predict the ultimate outcome of any such actions or proceedings. The outcome of litigation, particularly class action lawsuits and regulatory actions, is often difficult to assess or quantify, as plaintiffs may seek injunctive relief or recovery of very large or indeterminate amounts in these types of lawsuits, and the magnitude of the potential loss may remain unknown for substantial periods of time. In addition, plaintiffs in many types of actions may seek punitive damages, civil penalties, consequential damages or other losses, or injunctive or declaratory relief. These proceedings or actions could result in substantial cost and may require us to devote substantial resources to defend ourselves and distract our management from the operation of our business. While we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. We may therefore incur significant expenses defending any such suit or government charge and may be required to pay amounts or otherwise change our operations in ways that could adversely affect our results of operations and financial condition.
The price of our common stock has fluctuated significantly in the past and may be highly volatile, with extreme price and volume fluctuations. Sales of a substantial number of shares of our common stock by holders of registrable securities, or the perception that sales will be made in the public market, could depress the market price of our common stock and result in further volatility. As a result of such volatility in the market price of our common stock, we may in the future become the subject of securities class action litigation, which could result in substantial costs and distract management’s attention and resources.
We could be affected by cyberattacks or breaches of our information systems, any of which could have a material adverse effect on our business.
We may be subject to cybersecurity attacks and other intentional hacking. Any failure to identify and address such defects or errors or prevent a cyberattack could result in service interruptions, operational difficulties, loss of revenues or market share, liability to our customers or others, the diversion of corporate resources, harm to our reputation or increased service and maintenance costs. Addressing such issues could prove to be impossible or very costly and responding to the resulting claims or liability could similarly involve substantial cost. Also, due to recent advances in technology and well-known efforts on the part of computer hackers and cyber-terrorists to breach data security of companies, we face risks associated with potential failure to adequately protect critical corporate, customer and employee data, which, if released, could adversely impact our customer relationships, our reputation, and violate privacy laws. Recently, regulatory and enforcement focus on data protection has heightened in the United States. Failure to comply with applicable data protection regulations or other data protection standards may expose us to litigation, fines, sanctions or other penalties, which could harm our business, our reputation, results of operations and financial condition.
A failure of our information technology infrastructure, information systems, networks or processes may materially adversely affect our business.
The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our sales and marketing, financial, legal and compliance functions, communications and other business processes. We also rely on third parties and virtualized infrastructure to operate our information technology systems. Despite significant testing for risk management, external and internal risks, such as malware, insecure coding, “Acts of God,” data leakage and human error pose a direct threat to the stability or effectiveness of our information technology systems and operations. The failure of our information technology systems to perform as we anticipate could adversely affect our business through transaction errors, billing and invoicing errors, internal recordkeeping and reporting errors and processing inefficiencies. Any such failure could result in harm to our reputation and have an ongoing adverse impact on our business, results of operations and financial condition, including after the underlying failures have been remedied. Further, the delay or failure to implement information system upgrades and new systems effectively could disrupt our business, distract management’s focus and attention from our business operations, and increase our implementation and operating costs, any of which could negatively impact our operations and operating results.

USE OF PROCEEDS
We are filing this prospectus supplement to permit holders of our securities described in the section entitled “Selling Securityholders” to resell the securities described in such section. We will not receive any proceeds from the sale of securities by the selling securityholders.
We will receive up to an aggregate of approximately $1,625.0 million from the exercise of the Company Warrants, assuming the exercise in full of all of the Company Warrants for cash. We expect to use the net proceeds from the exercise of the Company Warrants for general corporate purposes, including to fund acquisitions of businesses. We will have broad discretion over the use of proceeds from the exercise of the Company Warrants. There is no assurance that the holders of the Company Warrants will elect to exercise any or all of such Company Warrants.

SELLING SECURITYHOLDERS
This prospectus supplement relates to the resale by the selling securityholders identified in this prospectus supplement of (i) 789,549,465 shares of common stock, which include (A) 395,331,333 shares of common stock outstanding, (B) 197,109,067 shares of common stock issuable upon conversion of shares of Preferred Stock and (C) 197,109,065 shares of common stock issuable upon the exercise of Warrants, (ii) 900,000 shares of Preferred Stock and (iii) 197,109,065 Warrants.
This prospectus supplement covers the sale or other disposition by the selling securityholders of up to the total number of shares of our common stock issued or issuable to the selling securityholders. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our common stock by the selling securityholders as of July 26, 2024. The information in the table below with respect to the selling securityholders has been obtained from the selling securityholders. When we refer to the “selling securityholders” in this prospectus supplement, we mean the selling securityholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus supplement, when we refer to the shares of common stock being registered on behalf of the selling securityholders, we are referring to the shares of common stock and the shares of common stock underlying the Preferred Stock or Warrants issued or issuable to the selling securityholders thereunder. The selling securityholders may sell all, some or none of the shares of common stock subject to this prospectus supplement. See “Plan of Distribution.”
The number of shares of common stock beneficially owned prior to the offering for each selling securityholder includes all common stock beneficially held by such selling securityholder as of July 26, 2024, which includes all shares of common stock purchased by such selling securityholder in the Private Placements, all shares of common stock issuable upon conversion of the Preferred Stock and all shares of common stock issuable upon exercise of the Warrants. The percentages of shares owned before the offering are based on 409,430,195 shares of common stock outstanding as of July 26, 2024.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Unless otherwise indicated below, to our knowledge, each selling securityholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling securityholder named below.

	Common Stock Owned Prior to the Offering(1)		Number of Shares Offered	Common Stock Owned After the Offering(2)
Name of Selling Securityholder	Shares	%		Shares	%
Jacobs Private Equity II, LLC(3)	394,218,132	49.1%	394,218,132	—	—
Entities affiliated with Orbis Investment Management Limited and Orbis Investment Management (U.S.), L.P.(4)	109,409,191	26.7%	109,409,191	—	—
MFN Partners, LP(5)	54,704,595	13.4%	54,704,595	—	—
Entities affiliated with Finepoint Capital LP(6)	27,352,298	6.7%	27,352,298	—	—
Entities affiliated with Affinity Partners(7)	16,411,379	4.0%	16,411,379	—	—
SCHF (M) PV, L.P.(8)	15,326,869	3.6%	4,376,368	10,950,501	2.6%
Atlas Diversified Master Fund, Ltd.(9)	12,735,334	3.1%	12,735,334	—	—
Madrone Opportunity Fund, LP(10)	10,940,920	2.7%	10,940,920	—	—
Maniro Limited(11)	10,940,919	2.7%	10,940,919	—	—
MTCO Ltd.(12)	10,940,919	2.7%	10,940,919	—	—
Blue Investment Group(13)	10,563,457	2.6%	10,563,457	—	—
Entities advised or subadvised by T. Rowe Price Investment Management, Inc.(14)	10,368,520	2.5%	10,368,520	—	—
Citadel CEMF Investments Ltd.(15)	9,299,782	2.3%	9,299,782	—	—
Entities affiliated with Patient Capital Management, LLC(16)	7,114,334	1.7%	7,114,334	—	—
Entities affiliated with Cercano Management(17)	6,564,550	1.6%	6,564,550	—	—
Consulta Master Fund LP(18)	6,600,000	1.6%	6,600,000	—	—
SVF II Strategic Investments AIV LLC(19)	5,470,459	1.3%	5,470,459	—	—
Liberty Mutual Investment Holdings LLC(20)	5,470,459	1.3%	5,470,459	—	—
George Grundmuller(21)	5,038,294	1.2%	5,038,294	—	—
Peter Durhager(22)	5,038,294	1.2%	5,038,294	—	—
LFO Holdings II LLC(23)	4,814,005	1.2%	4,814,005	—	—
Entities affiliated with Morgan Stanley Investment Management Inc.(24)	4,102,844	1.0%	4,102,844	—	—
Entities affiliated with Federated Hermes Kaufmann Funds(25)	3,829,323	*	3,829,323	—	—
Alyeska Master Fund, LP(26)	3,829,322	*	3,829,322	—	—
Hood River Capital Management LLC(27)	3,610,504	*	3,610,504	—	—
Entities affiliated with Allspring Global Investments(28)	3,605,718	*	3,605,718	—	—
Ophir Asset Management(29)	3,282,276	*	3,282,276	—	—
Entities affiliated with SilverCross(30)	3,282,276	*	3,282,276	—	—
One Fin Capital Master Fund LP(31)	2,735,230	*	2,735,230	—	—
Entities affiliated with Driehaus Capital Management LLC(32)	2,241,622	*	2,241,622	—	—
Entities affiliated with Millennium Management LLC(33)	2,219,335	*	2,213,630	5,705	*
Mantiqueira Overseas Fund Ltd.(34)	2,200,000	*	2,200,000	—	—
LTS One Saraza Master Fund LP(35)	2,188,183	*	2,188,183	—	—
Entities affiliated with Burkehill Global Management, LP(36)	2,187,884	*	2,187,884	—	—
Entities affiliated with KrisDan Management, Inc.(37)	1,980,307	*	1,980,307	—	—
Entities advised by MFS Investment Management(38)	1,919,428	*	1,919,428	—	—
Rainbow Trust(39)	1,830,000	*	1,830,000	—	—
MFP Partners, L.P.(40)	1,641,138	*	1,641,138	—	—
Peter A. Appel(41)	1,641,138	*	1,641,138	—	—

	Common Stock Owned Prior to the Offering(1)		Number of Shares Offered	Common Stock Owned After the Offering(2)
Name of Selling Securityholder	Shares	%		Shares	%
Eagle’s View Contrarian Macro Fund, Ltd.(42)	1,641,138	*	1,641,138	—	—
BVH Revocable Trust(43)	1,095,000	*	1,095,000	—	—
Entities affiliated with Mark Reichenbaum(44)	1,094,093	*	1,094,093	—	—
Forest Avenue Capital Management LP(45)	1,094,092	*	1,094,092	—	—
The Spruce House Partnership LLC(46)	1,094,092	*	1,094,092	—	—
Entities affiliated with James A. Weil(47)	875,276	*	875,276	—	—
Entities affiliated with Orsaro Capital(48)	820,570	*	820,570	—	—
MMF LT, LLC(49)	765,864	*	765,864	—	—
Entities affiliated with TCW(50)	656,456	*	656,456	—	—
River Partners JPE Opportunity, LLC(51)	656,455	*	656,455	—	—
Thomas Zipser(52)	557,987	*	557,987	—	—
Entities affiliated with Sequoia Financial Group(53)	547,048	*	547,048	—	—
Entities affiliated with Jeffrey Moslow(54)	547,048	*	547,048	—	—
RIT Capital Partners plc(55)	547,046	*	547,046	—	—
JCB Service No. 1 Scheme(56)	547,042	*	547,042	—	—
Life Insurance Company of the Southwest(57)	437,637	*	437,637	—	—
RCap Liquid II, LP(58)	437,637	*	437,637	—	—
Ellerston Capital Limited(59)	437,637	*	437,637	—	—
All Other Selling Securityholders(60)	4,091,844	*	4,091,844	—	—

*
Less than 1%

(1)
Consists of the maximum number of shares of common stock being offered pursuant to this prospectus supplement by each applicable selling securityholder and, if applicable, any other common stock beneficially owned by such selling securityholder as of July 26, 2024.

(2)
Assumes the sale of all of the securities offered by the selling securityholders pursuant to this prospectus supplement and that the selling securityholders buy or sell no additional shares of common stock prior to the completion of the offering.

(3)
Consists of 900,000 shares of Preferred Stock and 197,109,065 Warrants held by JPE. The number of shares of common stock being offered pursuant to this prospectus supplement consists of (i) 197,109,067 shares of common stock issuable upon conversion of 900,000 shares of Preferred Stock and (ii) 197,109,065 Warrant Shares issuable upon exercise of 197,109,065 Warrants (assuming the exercise in full in cash). Brad Jacobs, the Chairman and CEO of the Company, is the managing member of JPE. The address of each of JPE and Brad Jacobs is Five American Lane, Greenwich, CT 06831. The securities being offered by JPE are subject to the Lock-Up (as defined below). See “Plan of Distribution.”

(4)
Consists of 109,409,191 shares of common stock held by entities managed, directly or indirectly, by Orbis Investment Management Limited (“OIML”) or Orbis Investment Management (U.S.), L.P. (“OIMUS”). The address of OIML is Orbis House, 25 Front Street, Hamilton HM11 Bermuda and the address of OIMUS is One Letterman Drive, Building C, Suite CM-100, The Presidio of San Francisco, San Francisco, CA 94129.

(5)
Consists of 54,704,595 shares held by MFN Partners, LP (“MFN Partnership”). The general partner of MFN Partnership is MFN Partners GP, LLC (“MFN GP”). MFN Partners Management, LP (“MFN Management”) acts as investment adviser to the MFN Partnership. The general partner of MFN Management is MFN Partners Management, LLC (“MFN LLC”). Farhad Nanji and Michael F. DeMichele are the managing members of MFN GP and MFN LLC. Each of MFN Partnership, MFN GP, MFN Management, MFN LLC, Farhad Nanji and Michael F. DeMichele disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address of each of MFN Partnership, MFN GP, MFN Management, MFN LLC, Farhad Nanji and Michael F. DeMichele is 222 Berkeley Street, 13th Floor, Boston, MA 02116.
(6)
Consists of (i) 12,155,932 shares of common stock held by Finepoint Capital Partners I, LP and (ii) 15,196,366 shares of common stock held by Finepoint Capital Partners II, LP. Finepoint Capital LP is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling securityholders as the investment adviser or investment manager and would be considered to be the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling securityholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Herbert S. Wagner III is the managing partner of Finepoint Capital LP and may be deemed to have voting and dispositive power over the shares held by the selling securityholder. The address of Finepoint Capital LP is 500 Boylston Street, 24th Floor, Boston, MA 02116.

(7)
Consists of (i) 16,247,069 shares of common stock held by Affinity Partners Parallel Fund I LP (“Parallel Fund I”) and (ii) 164,310 shares of common stock held by Affinity Partners Fund I LP (“Fund I”). Affinity Partners GP LP (“GP”) is the general partner of Parallel Fund I and Fund I. A Fin Management LLC (“A Fin”) is the investment manager of GP. Jared Kushner is the Chief Executive Officer of A Fin. Accordingly, Mr. Kushner may be deemed to share voting and dispositive power over the shares held directly by Parallel Fund I and Fund I. Mr. Kushner disclaims beneficial ownership over these shares. The address of each of Parallel Fund I, Fund I, GP, A Fin and Jared Kushner is 16690 Collins Avenue, Sunny Isles Beach, FL 33160.

(8)
Consists of (i) 4,376,368 shares of common stock, which shares are being offered under this prospectus supplement, (ii) 25,000 shares of Preferred Stock, convertible into 5,475,250 shares of common stock, and (iii) 5,475,251 Warrants, which are exercisable for 5,475,251 shares of common stock. The general partner of SCHF (M) PV, L.P is SCHF (GPE), LLC. Kevin Kelly and Keith Johnson are the managing members of SCHF (GPE), LLC. The address of SCHF (M) PV, L.P. is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025. The address of SCHF (GPE), LLC is 5237 HHR Ranch Road, Suite 2, Wilson, WY 83014.

(9)
Consists of 12,735,334 shares of common stock held by Atlas Diversified Master Fund, Ltd. (“Atlas DMF”). Dmitry Balyasny indirectly controls Balyasny Asset Management L.P. (“BAM”). BAM serves as Atlas DMF’s investment adviser. The address of each of Atlas DMF, Dmitry Balyasny and BAM is 444 W. Lake Street, 50th Floor, Chicago, IL 60606.

(10)
Consists of 10,940,920 shares of common stock held by Madrone Opportunity Fund, LP. The general partner of Madrone Opportunity Fund, LP is Madrone Capital Partners, LLC. Thomas Patterson, Greg Penner and Jameson McJunkin are the managers of Madrone Capital Partners, LLC. The address of each of Madrone Opportunity Fund, LP, Madrone Capital Partners, LLC, Thomas Patterson, Greg Penner and Jameson McJunkin is 1149 Chestnut Street, Suite 200, Menlo Park, CA 94025.

(11)
Consists of 10,940,919 shares of common stock held by Maniro Limited. The address of Maniro Limited is East Bay Street, P.O. Box N-7757, Nassau, the Bahamas.

(12)
Consists of 10,940,919 shares of common stock held by MTCO Ltd. The address of MTCO Ltd. is East Bay Street, P.O. Box N-7757, Nassau, the Bahamas.

(13)
Consists of 10,563,457 shares of common stock held by Blue Investment Opportunities, LLC — Project Breeze Series 1 (“Blue IO”). Blue Investment Ventures, LLC (“Blue Ventures”) serves as manager of Blue IO. Sanjan Dhody serves as the manager of Blue Ventures. Blue Investment Group represents an ownership group that is managed by Blue Ventures. The address of each of Blue IO, Blue Ventures and Sanjan Dhody is 2340 Collins Avenue Suite 604, Miami Beach, FL 33139.

(14)
Consists of (i) 4,822,296 shares of common stock held by T. Rowe Price Small-Cap Stock Fund, Inc., (ii) 2,330,768 shares of common stock held by T. Rowe Price Institutional Small-Cap Stock Fund, (iii) 33,118 shares of common stock held by T. Rowe Price Spectrum Conservative Allocation Fund, (iv) 52,179 shares of common stock held by T. Rowe Price Spectrum Moderate Allocation Fund, (v) 114,401 shares of common stock held by T. Rowe Price Spectrum Moderate Growth Allocation

Fund, (vi) 4,856 shares of common stock held by T. Rowe Price Moderate Allocation Portfolio, (vii) 221,669 shares of common stock held by U.S. Small-Cap Stock Trust, (viii) 159,681 shares of common stock held by TD Mutual Funds — TD U.S. Small-Cap Equity Fund, (ix) 2,343,549 shares of common stock held by T. Rowe Price U.S. Small-Cap Core Equity Trust and (x) 286,003 shares of common stock held by Costco 401(k) Retirement Plan (“T. Rowe Accounts”). T. Rowe Price Investment Management, Inc. (“TRPIM”) serves as investment adviser or subadviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Accounts. TRPIM may be deemed to be the beneficial owner of all of the shares listed above but disclaims beneficial ownership of such shares. TRPIM is a wholly owned subsidiary of T. Rowe Price Associates, Inc (“TRPA”). The address of each of the T. Rowe Accounts is T. Rowe Price Investment Management, Inc., 100 East Pratt Street, Baltimore, MD 21202.
(15)
Consists of 9,299,782 shares of common stock held by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares of common stock. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Boulevard, Suite 3300, Miami, FL 33131.

(16)
Consists of 7,114,334 shares of common stock beneficially owned by Patient Capital Management, LLC, which serves as the investment adviser to a mutual fund, a private fund and several institutional separately managed accounts holding such shares. The address of Patient Capital Management, LLC is One South Street, Baltimore, MD 21202.

(17)
Consists of (i) 4,704,595 shares of common stock held by Fifth Street Station LLC (“FSS LLC”), (ii) 1,641,137 shares of common stock held by PACF Holdco LLC (“PACF”) and (iii) 218,818 shares of common stock held by SB Securities LLC (“SB Securities”). Cercano Management LLC (“Cercano Management”) serves as an investment manager to FSS LLC, PACF and SB Securities. Christopher Orndorff is the president and CEO of Cercano Management. The address of each of FSS LLC, PACF, SB Securities, Cercano Management and Christopher Orndorff is 1110 112th Avenue NE, Suite 202, Bellevue, WA 98004.

(18)
Consists of 6,600,000 shares of common stock held by Consulta Master Fund LP (“CMF”). Consulta Limited (“Consulta”) serves as investment manager of CMF. Harry Lloyd Owen is a director of Consulta. The address of CMF is PO Box 309, Ugland House, Grand Cayman, KY1-104, Cayman Islands. The address of Consulta is 19-21 Old Bond Street, London, W1S 4PX, UK.

(19)
Consists of 5,470,459 shares of common stock held by SVF II Strategic Investments AIV LLC (“SVF II”). SVF II is an indirect subsidiary of SoftBank Group Corp. The address of SVF II is 300 El Camino Real, Menlo Park, CA 94025 and SoftBank Group Corp. is 1-7-1, Kaigan, Minato-Ku, Tokyo 105-7537, Japan.

(20)
Consists of 5,470,459 shares of common stock held by Liberty Mutual Investment Holdings LLC (“LMIH”), whose six insurance company managing members are each ultimately controlled by Liberty Mutual Holding Company Inc., a mutual holding company. The Chief Investment Officer of each of the managing members of LMIH exercises dispositive power over the shares of Common Stock being registered for resale in this prospectus. The address of each of LMIH and Liberty Mutual Holding Company Inc. is 175 Berkeley Street, Boston, MA 02116.

(21)
Consists of (i) 5,000,000 shares of common stock held by The Sand Dollar Trust and (ii) 38,294 shares of common stock held by George Grundmuller. George Grundmuller serves as a trustee of The Sand Dollar Trust. The address of George Grundmuller is 6 Cross Bay Road, Southampton, SN02 Bermuda.

(22)
Consists of (i) 5,000,000 shares of common stock held by The Sand Dollar Trust and (ii) 38,294 shares of common stock held by Peter Durhager. Peter Durhager serves as a trustee of The Sand Dollar Trust. The address of Peter Durhager is 62 Harbour Road, Warwick, WK06 Bermuda.
(23)
Consists of 4,814,005 shares of common stock held by LFO Holdings II LLC. Jorge Lopez is the managing member of LFO Holdings II LLC and may be deemed the beneficial owner of such shares. The address of each of LFO Holdings II LLC and Jorge Lopez is 3750 S Dixie Highway, Penthouse, Miami, FL 33133.

(24)
Consists of (i) 1,240,853 shares of common stock held by Morgan Stanley Insight Fund, (ii) 1,066,411 shares of common stock held by Brighthouse Funds Trust I — Morgan Stanley Discovery Portfolio, (iii) 923,338 shares of common stock held by Morgan Stanley Institutional Fund Trust — Discovery Portfolio, (iv) 480,540 shares of common stock held by Johnson & Johnson Pension and Savings Plans Master Trust (JJ9LDB), (v) 159,538 shares of common stock held by Morgan Stanley Variable Insurance Fund, Inc. — Discovery Portfolio, (vi) 92,075 shares of common stock held by Morgan Stanley Investment Funds — US Insight Fund, (vii) 80,012 shares of common stock held by Lawrencium Atoll Investments Limited and (viii) 60,077 shares of common stock held by Johnson & Johnson Pension And Savings Plans Master Trust (JJ9L). Morgan Stanley Investment Management Inc. serves as investment manager or investment adviser of the entities listed in this footnote. The address of each of the entities named in this footnote is 1585 Broadway, New York, NY 10036.

(25)
Consists of (i) 1,711,762 shares of common stock held by Federated Hermes Kaufmann Small Cap Fund, a series of Federated Hermes Equity Funds, (ii) 2,066,335 shares of common stock held by Federated Hermes Kaufmann Fund, a series of Federated Hermes Equity Funds and (iii) 51,226 shares of common stock held by Federated Hermes Kaufmann Fund II, a series of Federated Hermes Insurance Series (collectively with the Federated Hermes Kaufmann Small Cap Fund and the Federated Hermes Kaufmann Fund, the “Federated Hermes Kaufmann Funds” or the “Funds”). As of July 16, 2024, the Federated Hermes Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Hermes, Inc. (the “Federated Hermes Parent”). Effective August 1, 2024, Federated Global Investment Management Corp. will replace Federated Equity Management Company of Pennsylvania as the Funds’ investment adviser. All of the Federated Hermes Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”), for which Thomas R. Donahue, Ann C. Donahue and J. Christopher Donahue, who are collectively referred to as Trustees, act as trustees. The Federated Hermes Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. In accordance with Rule 13d-4 under the Exchange Act, the Federated Hermes Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners of the securities held by the Federated Hermes Kaufmann Funds, and the Federated Hermes Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of such securities. The address of each Trustee is 4000 Ericsson Drive, Warrendale, PA 15086-7561.

(26)
Consists of 3,829,322 shares of common stock held by Alyeska Master Fund, LP (“Alyeska Master Fund”). Alyeska Investment Group, L.P. serves as the investment manager of Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of each of Alyeska Investment Group, L.P. and Anand Parekh is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(27)
Consists of 3,610,504 shares of common stock held by Hood River Small-Cap Growth Fund. Hood River Capital Management LLC is a Registered Investment Adviser and has been granted investment discretion over the shares of common stock owned by the selling securityholder. Brian Smoluch is the Chief Executive Officer of Hood River Capital Management LLC and may be deemed to have voting and dispositive power over the shares held by the selling securityholder. The address of each of Hood River Small-Cap Growth Fund, Hood River Capital Management LLC and Brian Smoluch is 2373 PGA Boulevard, Suite 200, Palm Beach Gardens, FL 33410.

(28)
Consists of (i) 2,358,070 shares of common stock held by Allspring Opportunity Fund (“Allspring OF”), (ii) 969,776 shares of common stock held by Allspring Common Stock Fund (“Allspring CSF”), (iii) 227,661 shares of common stock held by Allspring VT Opportunity Fund (“Allspring VTOF” and, together with Allspring OF and Allspring CSF, the “Allspring Funds”), (iv) 27,326 shares of common stock held by Kauffman Center for the Performing Arts (“KCPA”) and (v) 22,885 shares of common stock held by Muriel McBrien Kauffman Foundation (“MMK Foundation”). Allspring OF, Allspring CSF and Allspring VTOF are mutual funds registered with the SEC under the Investment Company Act of 1940, as amended, whose account is sub-advised by Allspring Global Investments, LLC (“Allspring Global”), including dispositive power over the shares. The Board of Trustees of Allspring Funds Trust has delegated the responsibility for voting proxies relating to the Allspring Funds’ portfolio securities to Allspring Funds Management, LLC (“Allspring FM”), the investment manager of the Allspring Funds. KCPA and MMK Foundation are separate accounts managed by Allspring Global. The address of each of the Allspring Funds, KCPA, MMK Foundation, Allspring Global and Allspring FM is 100 Heritage Reserve, Menomonee Falls, WI 53051.

(29)
Consists of 3,282,276 shares of common stock held by Ophir Asset Management Pty Ltd. Steven Ng controls Ophir Asset Management Pty Ltd. as agent for the Ophir Global Opportunities Fund and Ophir Global High Conviction Fund. The address of each of Ophir Asset Management Pty Ltd., Steven Ng, Ophir Global Opportunities Fund and Ophir Global High Conviction Fund is Level 27, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000, Australia.

(30)
Consists of (i) 2,347,812 shares of common stock held by IBS Fund Management, on behalf of SilverCross Global Small-Cap Fund (FGR) and (ii) 934,464 shares of common stock held by ARDAN UCITS ICAV, on behalf of SilverCross Global Small-Cap Fund (UCITS). The SilverCross Global Small-Cap Fund operates under the delegate management of IBS Fund Management B.V. and is managed by co-founders and portfolio managers David Simons and Chris Andrews. The address of each of the entities and individuals named in this footnote is De Cuserstraat, 1081 CN, Amsterdam, The Netherlands.

(31)
Consists of 2,735,230 shares of common stock held by One Fin Capital Master Fund LP. One Fin Capital Management LP serves as the investment adviser to One Fin Capital Master Fund LP and One Fin Capital GP LLC is the general partner of One Fin Capital Master Fund LP. David MacKnight serves as the principal and investment adviser to One Fin Capital Master Fund LP. The address of each of the entities and individuals named in this footnote is One Letterman Drive, Building C, Suite C3400, San Francisco, CA 94129.

(32)
Consists of (i) 737,244 shares of common stock held by Driehaus Event Driven Fund (“Driehaus EDF”), (ii) 422,317 shares of common stock held by Driehaus Small Cap Growth Fund (“Driehaus SCGF”), (iii) 148,673 shares of common stock held by Driehaus Micro Cap Growth Fund (“Driehaus MCGF”), (iv) 29,494 shares of common stock held by Driehaus Small/Mid Cap Growth Fund (“Driehaus SCGF”) and (v) 903,894 shares of common stock held by Destinations Multi Strategy Alternatives Fund (“Destinations MSAF”). Driehaus Capital Management LLC serves as investment manager for Driehaus EDF, Driehaus SCGF, Driehaus MCGF and Driehaus SCGF and as investment subadviser for Destinations MSAF. The address of each of Driehaus EDF, Driehaus SCGF, Driehaus MCGF, Driehaus SCGF, Destinations MSAF and Driehaus Capital Management LLC is 25 East Erie Street, Chicago, IL 60611.

(33)
Consists of (i) 1,669,089 shares of common stock held by Integrated Core Strategies (US) LLC, (ii) 550,000 shares of common stock held by ICS Opportunities II LLC, (iii) 13 shares of common stock held by Integrated Assets, Ltd. and (iv) 233 shares of common stock held by Integrated Assets III LLC. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address of each of Integrated Core Strategies (US) LLC and ICS Opportunities II LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.
(34)
Consists of 2,200,000 shares of common stock held by Mantiqueira Overseas Fund Ltd. (“MOFL”). BW Gestão de Investimentos Ltda. (“BW Gestão”) was appointed by the Board of Directors of MOFL as the investment manager to MOFL and accordingly is the only entity with discretionary power to direct the voting and disposition of the shares held by MOFL. Brasil Warrant Administração de Bens e Empresas S.A. (“BWA”) is the controlling shareholder of BW Gestão. Unicorp International Finance Corporation (“Unicorp”) holds all management shares of MOFL and, therefore, may be deemed to have the powers to appoint the investment manager of MOFL. Additionally, Santana Investimentos Ltd. (“SIL”) is the controlling shareholder of Unicorp. BW Gestão and BWA are incorporated in Brazil, and MOFL, Unicorp and SIL are incorporated in the Cayman Islands. The mailing address of each of MOFL, BW Gestão, BWA, Unicorp and SIL is Avenida Brigadeiro Faria Lima, 4440, 15th Floor, São Paulo, SP 04538-132, Brazil.

(35)
Consists of 2,188,183 shares of common stock held by LTS One Saraza Master Fund LP (“LTS One Master Fund”). LTS One Management LP (“LTS One”) serves as investment manager for LTS One Master Fund. Munib Z. Islam serves as Chief Investment Officer of LTS One. The address of each of LTS One Management LP and Munib Z. Islam is 650 Madison Avenue, 15th Floor, New York, NY 10022. The address of the LTS One Saraza Master Fund LP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(36)
Consists of shares of common stock held by Burkehill Master Fund LP, a Cayman Islands exempted limited partnership (“Admiral Fund”) and shares of common stock held by Burkehill Fund Ltd., a Cayman Islands exempted company (“Arleigh Fund” and, together with Admiral Fund, the “Burkehill Funds”). Burkehill Global Management, LP (“Burkehill”) serves as investment manager to the Burkehill Funds. As such, Burkehill has been granted investment discretion over the shares of common stock held by the Burkehill Funds. Christopher Rich serves as Managing Partner of Burkehill, the Managing Member of Burkehill Global LLC (“Burkehill GP”), the general partner of Burkehill, and the Managing Member of Burkehill Fund GP LLC (“Burkehill Fund GP”), the general partner of the Admiral Fund. Each of Burkehill, Burkehill GP, Burkehill Fund GP and Mr. Rich disclaim beneficial ownership of the shares of common stock held by the Burkehill Funds except to the extent of their or its pecuniary interest therein. The address of the Burkehill Funds is c/o Burkehill Global Management, LP, 444 Madison Avenue, New York, NY 10022.

(37)
Consists of (i) 1,962,371 shares of common stock held by KrisDan Investments LP — Fund II and (ii) 17,936 shares of common stock held by Adam Zuercher. Daniel Hall is the vice president of the general partner of KrisDan Investments LP — Fund II and may be deemed to have voting and dispositive power over the shares held directly by KrisDan Investments LP — Fund II. The address of KrisDan Investments LP — Fund II is 1130 Creekside Parkway, #112666, Naples, FL 34108 and the address of Adam Zuercher is 9560 Smokies Way, Findlay, OH 45840.

(38)
Consists of (i) 146,872 shares of common stock held by the assets of Pacific Select Fund — Small-Cap Growth Portfolio, advised by Massachusetts Financial Services Company, (ii) 2,238 shares of common stock held by MFS Global Alternative Strategy Fund, (iii) 1,260,033 shares of common stock held by MFS New Discovery Fund, (iv) 130,360 shares of common stock held by the assets of Advanced Series Trust —  AST Small-Cap Growth Portfolio, advised by Massachusetts Financial Services Company and (v) 379,925 shares of common stock held by MFS Variable Insurance Trust — MFS New Discovery Series. The address of each of the entities named in this footnote is 111 Huntington Avenue, Boston, MA 02199.

(39)
Consists of 1,830,000 shares of common stock held by Rainbow Trust. Craiglea Trustees Limited serves as trustee of Rainbow Trust. Steven Meiklejohn serves as director of Craiglea Trustees Limited. The address of each of Rainbow Trust, Craiglea Trustees Limited and Steven Meiklejohn is 3rd Floor, 44 Esplanade, St Helier, Jersey, Channel Islands, JE4 9WG.

(40)
Consists of 1,641,138 shares of common stock held by MFP Partners, L.P. MFP Investors LLC is the general partner of MFP Partners, L.P. Jennifer Cook Price is managing director and a limited partner of

MFP Partners, L.P. and managing member and managing director of MFP Investors LLC. Due to their respective relationships with MFP Partners, L.P. and each other, each of MFP Investors LLC and Jennifer Cook Price may be deemed to share voting and dispositive power with respect to the shares of common stock directly owned by MFP Partners, L.P.; however, MFP Investors LLC and Jennifer Cook Price disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest therein, and nothing herein shall be deemed an admission that they are the beneficial owner of the shares of common stock described herein for purposes of Section 16 of the Exchange Act, or for any other purpose. The address of each of the entities and individuals named in this footnote is 909 Third Avenue, 33rd Floor, New York, NY 10022.
(41)
Consists of 1,641,138 shares of common stock held by Peter A. Appel. The address of Peter A. Appel is 3505 Main Lodge Drive, Coconut Grove, FL 33133.

(42)
Consists of 1,641,138 shares of common stock held by Eagle’s View Contrarian Macro Fund, Ltd. Eagle’s View Contrarian Advisors, L.P. is the investment manager of Eagle’s View Contrarian Macro Fund, Ltd. and Neal Berger is the director of Eagle’s View Contrarian Macro Fund, Ltd. The address of Eagle’s View Contrarian Macro Fund is 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands and the address of Eagle’s View Contrarian Advisors, L.P. is 142 West 57th Street, 11th Floor, New York, NY 10019.

(43)
Consists of 1,095,000 shares of common stock held by the Bernardo Vieira Hees Revocable Trust. The grantor is Bernardo Hees. The address of each of the Bernardo Vieira Hees Revocable Trust and Bernardo Hees is 542 W. Grant Place, Chicago, IL 60614.

(44)
Consists of (i) 677,296 shares of common stock held by Mark A. Reichenbaum Revocable Trust and (ii) 416,797 shares of common stock held by Reichenbaum Family LP. Mark A. Reichenbaum is the trustee of the Mark A. Reichenbaum Revocable Trust. Reichenbaum Investment Corporation is the general partner of the Reichenbaum Family LP and Mark A. Reichenbaum is the vice president of Reichenbaum Investment Corporation. The address of each of the entities and individuals named in this footnote is 5959 Collins Avenue, Miami Beach, FL 33140.

(45)
Consists of 1,094,092 shares of common stock held by Forest Avenue Capital Management LP. Tarigh Yusufi is the Founder & Chief Investment Officer of Forest Avenue Capital Management LP. The address of each of Forest Avenue Capital Management LP and Tarigh Yusufi is 2850 Tigertail Avenue, Suite 200, Miami, FL 33133.

(46)
Consists of 1,094,092 shares of common stock held by The Spruce House Partnership LLC. The general partner of The Spruce House Partnership LLC is Spruce House Capital LLC. Benjamin Stein and Zachary Sternberg are managing members of Spruce House Capital LLC. The address of each of the entities and individuals named in this footnote is 435 Hudson Street, Suite 803, New York, NY 10014.

(47)
Consists of (i) 23,797 shares of common stock held by CL 2642 (C) Trust, (ii) 96,261 shares of common stock held by James A. Weil, (iii) 409,153 shares of common stock held by James A. Weil Roth IRA, (iv) 23,797 shares of common stock held by JAW 2642 (C) Trust, (v) 23,797 shares of common stock held by LL 2642 (C) Trust, (vi) 57,769 shares of common stock held by Marc D. Weil, (vii) 48,141 shares of common stock held by Ponvalley Holdings, LLC and (viii) 192,561 shares of common stock held by Weil Family II, LLC. The address of each of the entities named in this footnote is 1000 West Street, Suite 1400, Wilmington, DE 19801.

(48)
Consists of (i) 598,804 shares of common stock held by Orsaro Capital ATF OC SPV Q Fund (“ATF OC SPV Q Fund”) and (ii) 221,766 shares of common stock held by Orsaro Capital ATF Orsaro Global Fund (“ATF Orsaro Global Fund”). Orsaro Capital Pty Ltd. is the investment manager of each of ATF OC SPV Q Fund and ATF Orsaro Global Fund. Richard Kommel is the director of Orsaro Capital Pty Ltd. The address of each of the entities and individuals named in this footnote is 19 Claremont Avenue, Malvern, VIC 3144, Australia.

(49)
Consists of 765,864 shares of common stock held by MMF LT, LLC. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by

MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of each of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, NY 10036.
(50)
Consists of (i) 328,228 shares of common stock held by TCW Transform Systems ETF (“TCW Transform”), (ii) 120,893 shares of common stock held by TCW Sepulveda Long/Short Equity Master Fund Ltd (“TCW SLS Master Fund”), (iii) 109,409 shares of common stock held by TCW Compounders ETF (“TCW Compounders”), (iv) 74,454 shares of common stock held by TCW Sepulveda Long/Short Equity Fund I LP (“TCW SLS Equity Fund”) and (v) 23,472 shares of common stock held by TCW Sepulveda Focused Value Fund LP (“TCW SFV Fund”). TCW Investment Management Company LLC advises each of TCW Transform and TCW Compounders. Sepulveda Management LLC serves as the investment manager of TCW SLS Master Fund, TCW SLS Equity Fund and TCW SFV Fund. Jeremy Zhu is the controlling member of Sepulveda Management LLC. The address of each of TCW Transform, TCW SLS Master Fund, TCW Compounders, TCW SLS Equity Fund and TCW SFV Fund is 515 South Flower Street, Los Angeles, CA 90071.

(51)
Consists of 656,455 shares of common stock held by River Partners JPE Opportunity, LLC (“River JPE Opportunity”). River Partners Capital Management, LP (“River Management”) serves as manager of River Opportunity. David Sochol serves as the Chief Executive Officer and Chief Investment Officer of River Management. The address of each of River Management, River JPE Opportunity and David Sochol is 767 Fifth Avenue, 18th Floor, New York, NY 10153.

(52)
Consists of (i) 547,046 shares of common stock held by Deer Pond Partners X, LLC (“Deer Pond Partners X”) and (ii) 10,941 shares of common stock held by Thomas Zipser. Deer Pond Partners Manager, LLC (“Deer Pond Partners Manager”) serves as the investment manager of Deer Pond Partners X. Thomas Zipser is the managing member of Deer Pond Partners Manager. The address of each of Deer Pond Partners X, Deer Pond Partners Manager and Thomas Zipser is New Canaan, CT.

(53)
Consists of (i) 342,124 shares of common stock held by SFG Global Equity Strategy Institutional, LP (“SFG GESI”), (ii) 194,442 shares of common stock held by ZCA Focus Fund, LP (“ZCA Focus”) and (iii) 10,482 shares of common stock held by SFG Global Equity Strategy, LP (“SFG GES”). The general partner of SFG GESI is Sequoia Financial Group, LLC (“SFG LLC”). Nicholas Zamparelli is the Chief Investment Officer of SFG LLC and is a member of SFG LLC’s Investment Policy Committee. The address of each of SFG GESI, ZCA Focus, SFG GES, SFG LLC and Nicholas Zamparelli is 3500 Embassy Parkway, Suite 100, Akron, OH 44333.

(54)
Consists of (i) 199,403 shares of common stock held by JMM ICBC 2007 LLC, (ii) 220,000 shares of common stock held by The Linda B. Moslow 2016 Family Trust and (iii) 127,45 shares of common stock held by The Jeffrey M. Moslow 2006 Family Trust. Linda B. Moslow is the trustee for The Linda B. Moslow 2016 Family Trust and Jeffrey Moslow is the trustee for The Jeffrey M. Moslow 2006 Family Trust. Jeffrey Moslow is the managing member of JMM ICBC 2007 LLC. The address of each of the entities and individuals named in this footnote is 23 Sterling Lane, Port Washington, NY 11050.

(55)
Consists of 547,046 shares of common stock held by RIT Capital Partners plc. RIT Capital Partners plc has delegated investment management to J. Rothschild Capital Management Limited, a private limited company, incorporated in England and Wales with company number 02201053, which is regulated in the United Kingdom by the Financial Conduct Authority. J. Rothschild Capital Management Limited may be deemed to share beneficial ownership of the shares of common stock reported herein, but disclaims any such beneficial ownership of shares of common stock not held of record by it, except to the extent it has pecuniary interest therein. The address of RIT Capital Partners plc is Spencer House, 27 St. James’s Place, London, United Kingdom SW1A 1NR.

(56)
Consists of 547,042 shares of common stock held by JCB Service No. 1 Scheme (“JCB”). JCB No. 1 Scheme is controlled by the trustees of JCB No. 1 Scheme. The address of JCB No. 1 Scheme is JC Bamford Excavators Limited, Lakeside Works, Devonshire Road, Rocester, Uttoxeter, United Kingdom.

(57)
Consists of 437,637 shares of common stock held by Life Insurance Company of the Southwest. 26 North Partners, LP is the investment manager with respect to certain assets within a segregated custodial (funds withheld) account owned by Life Insurance Company of the Southwest. Cole Charnas is a partner at 26North Partners, LP. The address of Life Insurance Company of the Southwest is 1 National Life Drive, Montpelier, VT 05604.

(58)
Consists of 437,637 shares of common stock held by RCap Liquid II, LP (“RCap”). Melanie Jones is the controller of RCap and Michael G. Rubin is the sole member of RCap. The address of each of RCap, Melanie Jones and Michael G. Rubin is 225 Washington Street, 3rd Floor, Conshohocken, PA 19428.

(59)
Consists of 437,637 shares of common stock held by Ellerston Capital Limited. Ashok Jacob is the Executive Chairman and a beneficial owner of Ellerston Capital Limited. The address of Ellerston Capital Limited is Level 11, 179 Elizabeth Street, Sydney, NSW 2000, Australia.

(60)
Consists of 4,091,844 shares of common stock held by 43 selling securityholders not listed above who, as a group, own less than 1.0% of our outstanding shares of common stock as of the date of this prospectus supplement.

Relationships with Selling Securityholders
The selling securityholders will pay any discounts, commissions, fees of selling brokers or dealer managers and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other expenses associated with the registration of the securities covered by this prospectus supplement, including filing and printing fees, fees of our counsel and accounting fees and expenses, costs associated with clearing the securities covered by this prospectus supplement under applicable state securities laws and listing fees.
Investment Agreement
On December 3, 2023, the Company entered into the Investment Agreement with JPE and the other investors party thereto (the “Other Investors” and, collectively with JPE, the “Investors”), providing for an aggregate investment by the Investors of $1,000,000,000 in cash in the Company (collectively, the “Equity Investment”). On April 14, 2024, the Company and the Investors amended and restated the Investment Agreement.
Pursuant to the Investment Agreement, prior to the closing of the Equity Investment, the Company amended and restated its certificate of incorporation to, among other things, effect an 8:1 reverse stock split with respect to the Company’s common stock. Upon the closing of the Equity Investment and giving effect to the reverse stock split, the Company issued to the Investors, in the aggregate, (i) 1,000,000 shares of Preferred Stock that, in aggregate, are convertible into 219,010,074 shares of our common stock at an initial conversion price of $4.57 per share, subject to customary anti-dilution adjustments; and (ii) the Warrants to purchase an additional 219,010,074 shares of our common stock at initial exercise prices of $4.566 per share with respect to 50% of the Warrants, $6.849 per share with respect to 25% of the Warrants, and $13.698 per share with respect to the remaining 25% of the Warrants, in each case subject to customary anti-dilution adjustments.
Following the closing of the Equity Investment, the board of directors of the Company was reconstituted such that (i) the number of seats on the board of directors were as directed by JPE, (ii) each of such directors (including Mr. Jacobs) were individuals designated by JPE, (iii) each standing committee of the board of directors of the Company were reconstituted in a manner designated by JPE and (iv) Mr. Jacobs was appointed as the Chairman of the Board of Directors and Chief Executive Officer of the Company.
Registration Rights Agreement
On June 6, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company, JPE and the Other Investors, pursuant to which, among other things, the initial holders of the Preferred Stock and the Warrants were provided with certain rights to cause the

Company to register the sale of shares of Preferred Stock, Warrants and shares of common stock issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. Securities that are subject to registration under the Registration Rights Agreement as provided above are referred to as “Registrable Securities.”
Demand Registration.   The holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act. Such majority holders may request a total of ten demand registrations.
Shelf Registration.   At a time when the Company is eligible to use a registration statement on Form S-3, the holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act on a delayed or continuous basis. A holder of Registrable Securities included in such registration statement may initiate an unlimited number of shelf takedowns, except the Company is not required to effect a shelf takedown in certain specified situations.
Piggyback Registration.   If the Company registers its securities on a registration statement, the Company must give each Investor prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions), which include the Registrable Securities of JPE included in this prospectus supplement.
Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company. The Registration Rights Agreement includes customary indemnification provisions.
Stockholders Agreement
On June 6, 2024, the Company entered into a stockholders agreement (the “Stockholders Agreement”), among the Company, JPE and the Other Investors, pursuant to which, among other things, each Other Investor agreed with the Company that such Other Investor will not, and will cause its affiliates not to, transfer all or any portion of the securities of the Company beneficially owned by such person until June 6, 2029, subject to certain exceptions provided in the Stockholders Agreement, including exceptions in the event JPE transfers any of its Preferred Stock, Warrants or shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants.
Each Other Investor also agreed with the Company that such Other Investor will (a) appear in person or by proxy at any meeting of the Company’s stockholders and (b) vote, or cause to be voted, or execute written consents with respect to, as applicable, all voting securities of the Company that it beneficially owns (i) in favor of the election of each candidate designated or nominated for election by JPE, (ii) in favor of removal of each person designated for removal by JPE and (iii) except with respect to matters that would adversely affect such Other Investor in a manner disproportionate to any other Investor, in accordance with JPE’s written direction with respect to any other matter presented at such meeting of the Company’s stockholders.
Purchase Agreements
On June 13, 2024, we entered into Purchase Agreements with certain selling securityholders, pursuant to which we issued and sold in a private placement an aggregate of 340,932,212 shares of our common stock at a price of $9.14 per share, and Pre-Funded Warrants to purchase 42,000,000 shares of our common stock for a price of $9.13999 per Pre-Funded Warrant. The closing of the issuance and sale of these securities was consummated on July 19, 2024. We received gross proceeds of approximately $3.5 billion from the sale of securities in this private placement, before deducting placement agent fees and offering expenses.
On July 22, 2024, we entered into additional Purchase Agreements with certain selling securityholders, pursuant to which we issued and sold in a private placement an aggregate of 67,833,699 shares of our common stock at a price of $9.14 per share. The closing of the issuance and sale of these securities was consummated on July 25, 2024. The sale of securities in this private placement generated gross proceeds of approximately $620 million, before deducting placement agent fees and offering expenses.
The Purchase Agreements provide certain registration rights, pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of shares of common stock shares of common stock that are issuable upon the exercise of Pre-Funded Warrants. We agreed to file such registration statement no later than 15 business days following the closing of the applicable Private Placement. The registration statement of which this prospectus supplement and accompanying prospectus forms a part was filed to satisfy our contractual obligations under the Purchase Agreements.
The foregoing summary descriptions of the Investment Agreement, Registration Rights Agreement, Stockholders Agreement and Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.

PLAN OF DISTRIBUTION
The selling securityholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales made after the date of this prospectus supplement;

•
in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
In addition, certain selling securityholders may sell securities pursuant to one or more underwritten public offerings on a firm commitment or best efforts basis. Such securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in a prospectus supplement, the obligations of underwriters or broker-dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or broker-dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount, commission or concession allowed or reallowed or paid by underwriters or broker-dealers to other broker-dealers may be changed from time to time. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These securities may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to market prices or at negotiated prices.
Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out their short positions. The selling securityholder may also loan or pledge securities to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction), including in short sale transactions. Such broker-dealer or other financial institution may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivative securities to close out any related open borrowings of stock.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus supplement. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the selling securityholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
On June 13, 2024, JPE entered into a “lock-up” agreement (the “Lock-Up”) with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC (collectively, the “Agents”). Pursuant to the terms of its Lock-Up, JPE has agreed, without the prior consent of the Agents, to not, during the period commencing on June 13, 2024 and ending 180 days after such date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock or shares of the Company’s preferred stock, in each case, beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), or any other securities so owned convertible into or exercisable or exchangeable for shares of the Company’s common stock or preferred stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of the Company’s common stock or preferred stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of shares of the Company’s common stock, preferred stock or such other securities, in cash or otherwise. The restrictions in the Lock-Up are subject to customary exceptions.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus supplement constitutes a part effective until such time as all of the securities covered by this prospectus supplement have been disposed of pursuant to and in accordance with the registration statement or may be sold under Rule 144 without manner of sale, volume or other limitations, subject to certain exceptions.
We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus supplement.
If any selling securityholder notifies us that it has a material arrangement with a broker-dealer for the resale of the securities, then we would be required to amend the registration statement of which this prospectus supplement is a part, and file a prospectus supplement to describe the agreement between such selling securityholder and the broker-dealer.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities, for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the securities by the selling securityholders or any other person. We will make copies of this prospectus supplement and related prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus supplement and related prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

LEGAL MATTERS
Certain legal matters in connection with the offering of the securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The consolidated and combined financial statements of QXO, Inc. (f/k/a SilverSun Technologies, Inc.) appearing in QXO, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
QXO, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in or omitted from this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement. In addition, selling securityholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of our common stock, shares of our preferred stock or warrants.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “QXO.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
In addition, selling securityholders may offer and sell, from time to time in one or more offerings, shares of our common stock, shares of our preferred stock or warrants. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.
This prospectus provides you with a general description of the securities. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC’s website at www.sec.gov.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under “Where You Can Find More Information,” in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We and selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We, selling securityholders and our and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we or selling securityholders offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “QXO,” the “Company,” “we,” “us” and “our” refer to QXO, Inc. (f/k/a SilverSun Technologies, Inc.), unless the context requires otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.qxo.com/investors. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 14, 2024);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (filed on May 7, 2024);

•
our Current Reports on Form 8-K filed on March 15, 2024, April 15, 2024, May 28, 2024, May 30, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 5, 2024, June 6, 2024, June 14, 2024, June 14, 2024, July 5, 2024, July 18, 2024 and July 22, 2024; and

•
the description of the Company’s common stock contained in the Company’s Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
QXO, Inc.
Attention: Chief Legal Officer
Five American Lane
Greenwich, CT 06831
Telephone: (888) 998-6000

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:
•
risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;

•
risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

•
risks associated with raising additional equity or debt capital from public or private markets to pursue the Company’s business plan following the closing of the private placements, including potentially one or more additional private placements of common stock, and the effects that raising such capital may have on the Company and its business, including the risk of substantial dilution or that the Company’s common stock may experience a substantial decline in trading price;

•
the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

•
the effect that the consummation of the private placements have had or may have on the Company and its current or future business or on the price of the Company’s common stock;

•
the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

•
the possibility that the Company’s outstanding warrants and preferred stock may or may not be converted or exercised, and the economic impact on the Company and the holders of common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;

•
uncertainties regarding the Company’s focus, strategic plans and other management actions;

•
the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

•
the possibility that the concentration of ownership by Mr. Jacobs may have the effect of delaying or preventing a change in control of the Company and might affect the market price of shares of the common stock of the Company;

•
the risk that Mr. Jacobs’ past performance may not be representative of future results;

•
the risk that the Company is unable to attract and retain world-class talent;

•
the risk that the failure to consummate any acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

•
risks that the Company may not be able to enter into agreements with acquisition targets on attractive terms, or at all, that agreed acquisitions may not be consummated, or, if consummated, that the anticipated benefits thereof may not be realized and that the Company encounter difficulties in integrating and operating such acquired companies, or that matters related to an acquired business (including operating results or liabilities or contingencies) may have a negative effect on the Company or its securities or ability to implement its business strategy, including that any such transaction may be dilutive or have other negative consequences to the Company and its value or the trading prices of its securities;
•
risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

•
the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

•
the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or seasonality or dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

•
the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

•
risks associated with potential litigation related to the transactions contemplated by the amended and restated investment agreement, dated April 14, 2024, among QXO, Jacobs Private Equity II, LLC and other investors party thereto or related to any possible subsequent financing transactions or acquisitions or investments;

•
uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

•
other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.
THE COMPANY
QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The Company provides consulting and professional services, specialized programming, training and technical support. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. Additionally, QXO develops and publishes its own proprietary software.
QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The Company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth.
For a description of our business, financial condition, results of operations and other important information regarding QXO, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.qxo.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (888) 998-6000.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

SELECTED FINANCIAL DATA
On June 6, 2024, we filed our Fifth Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Charter”) to implement an 8-for-1 reverse stock split of our then outstanding shares of common stock. The reverse stock split reduced the total number of shares outstanding, which resulted in the per share stock price being increased on an adjusted basis as compared to historical financial data. The summary data in the following tables presents data derived from the consolidated financial statements for the years ended December 31, 2023, 2022 and 2021 on a reported and as revised basis to reflect the impact of the reverse stock split. The following tables do not give effect to the issuance of convertible preferred stock and warrants issued subsequent to March 31, 2024.
As Reported
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Basic net loss per share	$(0.20)	$(0.05)	$(0.03)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(0.20)	(0.05)	$(0.03)
Shares of common stock issued and outstanding at year end	5,315,581	5,256,177	5,136,177
As Adjusted for the Reverse Stock Split
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Basic net loss per share	$(1.63)	$(0.44)	$(0.21)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(1.63)	(0.44)	$(0.21)
Shares of common stock issued and outstanding at year end	664,448	657,022	642,022

(1)
The historical periods presented did not have any incremental shares that were issued for convertible promissory note warrants or stock options for the periods presented.

As Reported
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Basic net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Total adjusted weighted-average shares	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Diluted net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Shares of common stock issued and outstanding at period end	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
As Adjusted for the Reverse Stock Split
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Basic net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Total adjusted weighted-average shares	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Diluted net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Shares of common stock issued and outstanding at period end	664,448	657,022	657,022	657,022	642,022	642,022	642,022

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and capital expenditures. We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current or any acquired business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.
We will not receive any proceeds from the resale of our common stock, preferred stock or warrants by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of QXO’s capital stock and important provisions of Amended and Restated Charter and Amended and Restated Bylaws (the “Amended and Restated Bylaws”). This summary does not purport to be complete and is subject to and qualified by QXO’s Amended and Restated Charter and Amended and Restated Bylaws and by the provisions of applicable law.
QXO’s authorized capital stock is comprised of 2,010,000,000 shares, consisting of (i) 2,000,000,000 shares of QXO’s common stock, par value $0.00001 per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by QXO’s board of directors.
As of July 26, 2024, there were 409,430,195 outstanding shares of the Company’s common stock and 1,000,000 outstanding shares of Convertible Preferred Stock (as defined below).
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
The holders of QXO common stock are entitled to one vote per share on all matters submitted to a vote of QXO’s stockholders (including the election or removal of directors), and do not have cumulative voting rights. Except as otherwise provided in the Amended and Restated Charter or as required by law, all matters to be voted on by QXO’s stockholders will be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy.
Dividend Rights
Holders of QXO common stock will share equally in any dividends that may be declared by QXO’s board of directors out of assets or funds legally available therefor, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of QXO’s affairs, holders of QXO common stock would be entitled to share ratably in QXO’s assets that are legally available for distribution to stockholders. If QXO has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, QXO must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of QXO common stock.
Other Rights
Holders of QXO common stock do not have preemptive, subscription, redemption or conversion rights. All outstanding shares of QXO common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of QXO common stock will be subject to those of the holders of any shares of preferred stock that QXO may issue in the future.
Registration Rights
Registration Rights Agreement
On June 6, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company, Jacobs Private Equity II, LLC and the other investors party thereto, pursuant to which, among other things, the holders of (i) an aggregate of 1,000,000 shares of Convertible Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Convertible Perpetual Preferred Stock”), which were initially convertible into an aggregate of 219,010,074 shares of QXO common stock at an initial conversion price of $4.566 per share, and (ii) warrants initially exercisable for an aggregate of 219,010,074 shares of QXO common stock (the “Warrants,” and together with the Convertible Perpetual Preferred Stock, the “Securities”) have been provided with certain rights to cause the Company to register the sale of shares of Convertible Perpetual Preferred Stock, Warrants and shares of QXO common stock issued or issuable upon conversion of the Convertible Perpetual Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. Securities that are subject to registration under the Registration Rights Agreement as provided above are referred to as “Registrable Securities.”
Demand Registration.   The holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act. Such majority holders may request a total of ten demand registrations.
Shelf Registration.   At a time when the Company is eligible to use a registration statement on Form S-3, the holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act on a delayed or continuous basis. A holder of Registrable Securities included in such registration statement may initiate an unlimited number of shelf takedowns, except the Company is not required to effect a shelf takedown in certain specified situations.
Piggyback Registration.   If the Company registers its securities on a registration statement, the Company must give each investor prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).
Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.7 hereto and is hereby incorporated by reference.
Purchase Agreements
On June 13, 2024, QXO entered into purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 340,932,212 shares of the Company’s common stock at a purchase price of $9.14 per share and pre-funded warrants to purchase 42,000,000 shares of the Company’s common stock (the “Warrant Shares”), at a purchase price of $9.13999 per warrant.
On July 22, 2024, QXO entered into additional purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 67,833,699 shares of the Company’s common stock at a purchase price of $9.14 per share.
The purchase agreements provide certain registration rights, pursuant to which QXO has agreed to register the resale of shares of the Company’s common stock issued and sold pursuant to the purchase agreements and the Warrant Shares. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the investors of such shares of common stock and the Warrant Shares within 15 business days following the closing of the applicable private placement.
The foregoing descriptions of the purchase agreements is not complete and is qualified in its entirety by reference to the complete text of the forms of the purchase agreements, copies of which are filed as exhibits hereto.
Preferred Stock
QXO’s board of directors is authorized to provide for one or more series of preferred stock and to fix the terms of such preferred stock, including the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preferences and to fix the number of shares to be included in any such series without any further vote or action by QXO’s stockholders. Any preferred stock so issued may rank senior to QXO’s common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of QXO without further action by the stockholders and may adversely affect the voting and other rights of the holders of QXO common stock.
Convertible Preferred Stock
The following is a summary of the material terms of the Company’s convertible perpetual preferred stock (the “Convertible Preferred Stock”) as contained in the Certificate of Designation of Convertible Perpetual Preferred Stock of the Company (the “Certificate of Designation”). The following description of the Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, a copy of which is filed as Exhibit 4.3 hereto and is hereby incorporated by reference.
Authorized Shares and Liquidation Preference
The Company has designated 1,000,000 authorized shares of Preferred Stock as Convertible Preferred Stock. Each share of Convertible Preferred Stock has an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000.
Ranking
The Convertible Preferred Stock ranks, with respect to dividend rights and distribution of assets upon liquidation, winding-up or dissolution, senior to the Company’s common stock and each other class or series of capital stock, whether outstanding or established after the date of issuance of the Convertible Preferred Stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Convertible Preferred Stock as to payment of dividends and distribution of assets upon liquidation, winding-up or dissolution. The Convertible Preferred Stock ranks on a parity with or junior to each class or series of capital stock, the terms of which expressly provide for a pari passu or senior ranking, respectively, relative to the Convertible Preferred Stock.
Dividends
Dividends on the Convertible Preferred Stock are payable quarterly, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of the assets legally available for the payment of dividends, on the 15th calendar day (or the following business day if the 15th is not a business day) of January, April, July and October of each year at the rate per annum of 9% per share on the then-applicable liquidation preference (subject to the following paragraph). The amount of dividends payable for any period that is shorter or longer than a full quarterly dividend period, other than for the period commencing on the issuance date and ending on the first date after issuance on which the Convertible Preferred Stock would be entitled to a dividend payment, will be computed on the basis of a 360-day year consisting of twelve 30-day months.
In the event that the Company pays dividends on shares of its common stock in any dividend period with respect to the Convertible Preferred Stock, then the dividend payable in respect of each share of Convertible Preferred Stock for such period will be equal to the greater of (a) the amount otherwise payable in respect of such share of Convertible Preferred Stock in accordance with the foregoing paragraph and (b) the product of (i) the aggregate dividends payable per share of the Company’s common stock in such dividend period multiplied by (ii) the number of shares of the Company’s common stock into which such share of Convertible Preferred Stock is then convertible.
A dividend period with respect to a dividend payment date is the period commencing on the preceding dividend payment date or, if none, the date of original issuance, and ending on the day immediately prior to the next dividend payment date.

The Company will make each dividend payment on the Convertible Preferred Stock in cash.
Accretion
If the Company is unable, or otherwise fails, to pay dividends in cash and in full on the Convertible Preferred Stock on any dividend payment date, the then-applicable liquidation preference on each share of Convertible Preferred Stock will be increased automatically as of the first day of the immediately succeeding dividend period by the amount of the unpaid dividends. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the liquidation preference of each share of Convertible Preferred Stock, including such accreted dividends, determined as of the first day of the relevant dividend period. The Company may pay all or a portion of any dividends so accreted on any regular dividend payment date, or any other date fixed by the Board of Directors of the Company or a duly authorized committee thereof.
Payment Restrictions
No dividends or other distributions may be declared or paid on any capital stock of the Company ranking on a parity with or junior to the Convertible Preferred Stock (including the Company’s common stock), other than dividends and distribution payable solely in stock and cash paid in lieu of fractional shares, and no such capital stock may be redeemed or repurchased by or on behalf of the Company, unless all accrued and unpaid dividends have been paid on the Convertible Preferred Stock and any capital stock of the Company ranking on a parity with the Convertible Preferred Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Convertible Preferred Stock and any parity stock, dividends may be declared and paid on the Convertible Preferred Stock and such parity stock so long as the dividends are declared and paid pro rata.
Liquidation
In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Convertible Preferred Stock will be entitled, before any distribution to the holders of shares of the Company’s common stock or any other junior capital stock, and subject to the rights of the Company’s creditors, to receive an amount equal to the greater of (a) the aggregate accreted liquidation preference on their shares of Convertible Preferred Stock plus an amount equal to any accrued and unpaid dividends (whether or not declared) for the then-current dividend period and (b) the payment or distribution to which such holders would have been entitled if their shares of Convertible Preferred Stock were converted into shares of Common Stock immediately before such liquidation, dissolution or winding-up (without accounting for the accreted liquidation preference otherwise payable).
Voting Rights
Holders of Convertible Preferred Stock will vote together with the holders of the Company’s common stock on an “as-converted” basis on all matters, except as otherwise required by law. In addition, the approval of the holders of at least a majority of the outstanding shares of the Convertible Preferred Stock, voting separately as a single class, will be required (a) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Designation, (b) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws if such amendment, alteration or repeal would have an adverse effect on the powers, preferences, privileges or rights of the holders of the Convertible Preferred Stock, (c) to authorize, create, issue or increase the authorized amount of, or issue or authorize any obligation or security convertible into exchangeable for or evidencing a right to purchase, any capital stock of the Company ranking on a parity with or senior to the Convertible Preferred Stock, (d) to reclassify any authorized capital stock of the Company into any parity stock or senior stock, or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any parity stock or senior stock, or (e) for any increase or decrease in the authorized number of shares of Convertible Preferred Stock or the issuance of shares of Convertible Preferred Stock after the date of issuance of the Convertible Preferred Stock.

Conversion
The Convertible Preferred Stock is convertible at any time, in whole or in part, at the option of the holder thereof into a number of shares of the Company’s common stock equal to the then-applicable liquidation preference divided by the then-applicable conversion price, which, as of the date of this prospectus, is $4.566 per share of the Company’s common stock.
The Convertible Preferred Stock has the benefit of customary anti-dilution adjustments.
Redemption
The Convertible Preferred Stock is not redeemable or subject to any required offer to purchase.
Warrants
The summary of the material terms of the warrants issued by the Company on June 6, 2024 (the “Warrants”) below is qualified in its entirety by reference to the forms of Warrant Certificate, copies of which are attached as Exhibits 4.4, 4.5 and 4.6 to registration statement of which this prospectus forms a part.
As of the date of this prospectus, the aggregate number of shares of the Company’s common stock subject to the Warrants is 219,010,074 shares. The Warrants are exercisable at the option of the holder at any time until June 6, 2034.
As of the date of this prospectus, the Warrants have an exercise price of $4.566 per share of the Company’s common stock with respect to 50% of the Warrants, $6.849 per share of the Company’s common stock with respect to 25% of the Warrants, and $13.698 per share of the Company’s common stock with respect to the remaining 25% of the Warrants.
Cashless Exercise Option
Each Warrant may be exercised, in whole or in part, at any time or times on or after the issuance date and on or before the expiration date at the election of the holder (in such holder’s sole discretion) by means of a “cashless exercise” in which the holder will be entitled to receive a number of shares of the Company’s common stock equal to the quotient of the product of the Closing Sale Price (as defined in the Warrant Certificate) of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant, less the adjusted exercise price, multiplied by the number of shares of the Company’s common stock issuable upon exercise of such Warrant, divided by the aforementioned Closing Sale Price of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant.
Voting Rights and Dividends
Holders of the Warrants (in their capacity as such) will not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter or to receive dividends, prior to exercising their Warrants.
Pre-Funded Warrants
As of the date of this prospectus, the Company has outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase 42,000,000 shares of the Company’s common stock.
The Pre-Funded Warrants are exercisable at any time after the date of issuance at an exercise price of $0.00001 per share. A holder of Pre-Funded Warrants may not exercise the Pre-Funded Warrants if the holder, together with its affiliates and any other person whose beneficial ownership would be aggregated with such holder, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage by providing at least 61 days’ prior notice to the Company.

Certain Corporate Anti-Takeover Provisions
Certain provisions in our Amended and Restated Charter and Amended and Restated Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including attempts that might result in a premium being paid over the market price for shares held by stockholders.
Election and Removal of Directors
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, our directors are elected at an annual meeting of stockholders for terms expiring at the next annual meeting of stockholders. Subject to the rights of the holders of any series of preferred stock, any director may be removed, with or without cause, at any time, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors.
Action by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL.
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of the chair of the board of directors, the lead independent director (if one has been appointed) or our board of directors pursuant to a resolution adopted by a majority of the board of directors.
Advance Notice Procedures
Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Our Amended and Restated Bylaws may have the effect of precluding the conduct of certain business proposals or nominations at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares
Our authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our board of directors may by resolution establish one or more series of preferred stock and fix the rights, powers (including voting powers) and preferences, and the qualifications, limitations and restrictions thereof, of each such series, and may issue shares of any such series of preferred stock from time to time. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors
Our Amended and Restated Charter eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Amended and Restated Charter also provides that we will provide our directors and officers with customary rights to indemnification and advancement of expenses.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the Company. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and a trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of the Company and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered form and certificated or uncertificated form; and

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may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
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the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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the price or prices of the debt securities of the series at which such debt securities will be issued;

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whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

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any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

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the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day  months;

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the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

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if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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any changes or additions to the provisions of the indenture dealing with defeasance;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

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the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

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with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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any provisions granting special rights to holders when a specified event occurs;

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any co-issuer;

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the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

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any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
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any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
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default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

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failure to pay interest on the debt securities of that series within 30 days of the due date;

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failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

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failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

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certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
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such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
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reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

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reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;

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change the provisions applicable to the redemption of any debt securities;

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make any debt securities payable in money or securities other than those stated in the debt securities;

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impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

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except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

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in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
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to cure any ambiguity, omission, defect or inconsistency;

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to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

provided, however that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
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to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

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to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

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to approve a particular form of any proposed amendment;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

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to comply with the rules of any applicable depositary;

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•
the title of such debt warrants;

•
the offering price for such debt warrants, if any;

•
the aggregate number of such debt warrants;

•
the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•
if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•
if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
the antidilution or adjustment provisions of such debt warrants, if any;

•
the redemption or call provisions, if any, applicable to such debt warrants; and

•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
•
the title of such warrants;

•
the offering price for such warrants, if any;

•
the aggregate number of such warrants;

•
the designation and terms of the offered securities purchasable upon exercise of such warrants;

•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•
if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•
the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
the antidilution provisions of such warrants, if any;

•
the redemption or call provisions, if any, applicable to such warrants; and

•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•
the date of determining the security holders entitled to the rights distribution;

•
the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•
the exercise price;

•
the conditions to completion of the rights offering;

•
the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•
any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.
The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•
the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

•
any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
if appropriate, any special United States federal income tax considerations applicable to the units; and

•
any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We or selling securityholders may offer and sell the securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

•
directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
through agents on a best-efforts basis; or

•
otherwise through a combination of any of the above methods of sale.

In addition, we or selling securityholders may enter into option, share lending or other types of transactions that require us or such selling securityholders, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or selling securityholders may also enter into hedging transactions with respect to our securities. For example, we or selling securityholders may:
•
enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•
sell securities short and deliver the securities to close out short positions;

•
enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling securityholders or borrowed from us, such selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or such selling securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling securityholders, as applicable, or in connection with a concurrent offering of other securities.
Each time we or selling securityholders sell securities, we or selling securityholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•
the purchase price of the securities and the proceeds we and/or such selling securityholders will receive from the sale of the securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•
any commissions allowed or paid to agents;

•
any other offering expenses;

•
any securities exchanges on which the securities may be listed;

•
the method of distribution of the securities;

•
the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•
any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or selling securityholders in one or more transactions:
•
at a fixed price or prices that may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Such sales may be effected:
•
in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
through the writing of options; or

•
through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of our common stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or selling securityholders, or through agents designated by us or such selling securityholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling securityholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

In all cases, these purchasers must be approved by us or by such selling securityholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or selling securityholders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or selling securityholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling securityholders, as applicable, or affiliates of ours and/or such selling securityholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling securityholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling securityholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or selling securityholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of QXO, Inc. (f/k/a SilverSun Technologies, Inc.) appearing in QXO, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

QXO, INC.
789,549,465 Shares of Common Stock
900,000 Shares of Convertible Perpetual Preferred Stock
197,109,065 Warrants to Purchase Shares of Common Stock
261,010,074 Shares Issuable Upon Exercise of Company Warrants

July 29, 2024